CERTAIN INFORMATION IDENTIFIED BY [***] HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

AMENDMENT NO. 2

ETHANOL MARKETING AGREEMENT

THIS Amendment No. 2 ("Amendment 2"), dated October 28, 2019, is entered into by and between Eco-Energy, LLC, a Tennessee Limited Liability Corporation with its registered office at 6100 Tower Circle, Suite 500, Franklin, Tennessee 37067 ("Eco"), and Heron Lake Bio Energy, LLC ("HLBE''), a Minnesota Limited Liability Corporation with its  main office at 91246 390th Avenue, Heron Lake, Minnesota.  Eco and Heron are hereinafter also referred to collectively as the "Parties."

RECITALS

A. The Parties previously entered an Ethanol Marketing Agreement ("Agreement"), executed September 17, 2013, where the Parties established certain terms and conditions relating to Eco 's rights and obligations regarding the purchase of HLBE's entire ethanol output. The Agreement established a  term which commenced on November 1, 2013 and continued until December 31, 2016.  A copy of  the Agreement—including Exhibit A and Exhibit B of the Agreement—is attached hereto as Appendix 1.

B. On July 22, 2016, the Parties entered into Amendment No. 1 to the Agreement (attached hereto as Appendix 2), which modified  the  Agreement  as follows:  (i)  adjusted  the Purchase  Price and  Fees  section  of the Agreement by changing the fee that HLBE pays Eco for Marketing  Fees  to  [***],  (ii) required Eco to make payment to HLBE  every  Friday  for  the  previous  week's  ethanol  shipments,  (iii) [***], and (iv) extended the expiration date of the Agreement until December 31, 2019.

C.	The Parties now desire to amend the Agreement in order to memorialize the modifications recently agreed upon by the Parties as well as incorporate such modifications into the Agreement.

NOW, THEREFORE, the written signatures of the Parties integrate this Amendment No. 2 into the Agreement making it a binding, and legally enforceable, portion of such.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Eco and HLBE agree as follows:

I.	EFFECTIVE DATE: The modifications specified in Paragraph II of this Amendment No. 2 shall become effective on October 1, 2019.

II.	MODIFICATIONS:

1) Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.	Purchase Price and Fees.

(a) The amount Payable by Eco to HLBE for ethanol that is purchased by Eco pursuant to this Agreement shall be [***].

(b) The amount Payable by HLBE to Eco for services to be provided  by Eco  under  this Agreement (the "Marketing Fee'') shall be equal to [***].

(c)  [***].

2)The first two sentences of Section 21(a) are hereby deleted in their entirety and replaced with the following:

21. Term and Termination:

(a) The term of this agreement shall continue until December 31, 2020 (the "Term"). Upon the expiration of the Term, this Agreement will automatically renew for additional consecutive terms of one (1) year each unless either party hereto gives written notice to the other at least ninety (90) days prior to the end of the Term or the then current renewal term, in which case this Agreement shall terminate at the end of the Term or such then current renewal term.

III.	EFFECT OF AMENDMENT No. 2: Except as expressly modified in Section II of this Amendment No. 2 the Agreement remains unchanged and in full force and effect.

IV.

ENTIRETIES: This Amendment No. 2 represents the final agreement between the parties regarding the subject matter hereof and may not be contradicted by evidence or prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ECO ENERGY, LLCHERON LAKE BIOENERGY, LLC

By: /s/ Josh BaileyBy: /s/ Steve A. Christensen

Name: Josh BaileyName: Steve A. Christensen

Title: CEOTitle: CEO

Date: 10/28/19Date: 10/28/19